Exhibit 99.1

                                                      Investor__________________
                                                      __________________________
                                                      Date Received_____________


                             SUBSCRIPTION AGREEMENT
                                       FOR
                                 IPORUSSIA, INC.

                                  COMMON STOCK

         IPORUSSIA, INC. (the "Company") is offering 3,000,000 shares of its common stock (the "Shares") at a purchase price of $1.00 per share. Persons interested in purchasing common stock of the Company must complete and return two signed copies of this Subscription Agreement, along with a check or money order payable to the order of NORTH FORK BANK, AS ESCROW AGENT FOR IPORUSSIA to either of the Underwriters of the offering as follows:

         H.C. WAINWRIGHT & CO., INC.          WINDHAM SECURITIES, INC.
         245 PARK AVENUE, 44TH FLOOR          525 SOUTH BROADWAY
         NEW YORK, NY 10167                   HICKSVILLE, NY 11801

         Subject to acceptance of this subscription by the Company and the Underwriter to which this subscription is directed, in their discretion, and acceptance by the Company and the Underwriters of subscriptions to purchase at least an aggregate of 600,000 Shares pursuant to the Company's Prospectus dated __________, 2004 (the "Prospectus"), the undersigned hereby subscribes to purchase the number of Shares of the Company set forth below at the aggregate subscription price set forth below. The minimum subscription is 1,000 Shares, and the number of Shares purchased must be in multiples of 100.

         NUMBER OF SHARES                  =
                                               ---------------------------------

         MULTIPLY BY PRICE PER SHARE       x                     $1.00 per share
                                               ---------------------------------

         AGGREGATE SUBSCRIPTION PRICE      =   $
                                                --------------------------------

         If this subscription is accepted, the check will be deposited in an escrow account established at North Fork Bank, 195 Merritts Road, South Farmingdale, New York.

         If at least the minimum number of Shares being offered by the Company are sold and this Subscription is accepted, an accepted copy of this subscription will be returned to the Subscriber as a receipt, and physical stock certificates will be delivered to each Subscriber within thirty (30) days after an applicable closing of the offering in which the Subscriber's funds are delivered to the Company. The undersigned understands that all checks received by the Escrow Agent are subject to clearance time and the funds represented thereby can not be drawn upon or be subject to a closing until they constitute good and collected funds.

Subscription Agreement                                               Page 1 of 3

         The undersigned represents and warrants as follows:

         a) Prior to tendering payment for the Shares, the undersigned has received a copy of the Prospectus.

         b)       The  undersigned  is a bona  fide  resident  of the  State  of
                  _________________.

         If the undersigned is a natural person resident in California, the undersigned represents and warrants that he or she:

         o Has net worth alone or with the person's spouse in excess of $250,000; or

         o Had an individual income in excess of $65,000 in each of the two most recent years prior to the purchase, or joint income with the person's spouse in excess of $100,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year.

WITHHOLDING CERTIFICATION

         Each of the undersigned certifies under penalty of perjury that:

         (1) The Social Security Number or other Federal Tax I.D. Number entered below is correct.

         (2)      The undersigned is not subject to backup withholding because:

                  (a)      The  IRS  has  not  informed  the  undersigned   that
                           he/she/it is subject to backup withholding.

                  (b) The IRS has notified the undersigned that he/she/it is no longer subject to backup withholding.

         NOTE: IF THIS STATEMENT IS NOT TRUE AND YOU ARE SUBJECT TO BACKUP WITHHOLDING, STRIKE OUT SECTION (2).

                    [CONTINUED AND TO BE SIGNED ON NEXT PAGE]

Subscription Agreement                                               Page 2 of 3

REGISTRATION OF SECURITIES

Please register the shares which the undersigned is purchasing as follows (check one):

[ ] Individual                           [ ] Tenants in Common                     [ ] Partnership
[ ] Joint Tenants                        [ ] Corporation                           [ ] Trust
[ ] Minor with adult custodian under the Uniform Gift to Minors Act                [ ] IRA
   of the State of____________________________________
                      (if applicable, insert State)


---------------------------------------------------          ----------------------------------------------
       Name of Registered Owner (Please Print)                           Residence Address

---------------------------------------------------          ----------------------------------------------
           Name of Co-Owner (Please Print)                               City or Town

---------------------------------------------------          ----------------------------------------------
             Registered Owner Tax I.D. or                                State                     Zip Code
                Social Security Number

                                                             ----------------------------------------------
---------------------------------------------------                      Telephone
                 Co-Owner Tax I.D. or
                Social Security Number
                                                             ----------------------------------------------
                                                                         E-Mail Address (optional)
---------------------------------------------------
               Signature of Subscriber

                                                             Date:
---------------------------------------------------               -----------------------------------------
             Name of Subscriber (Printed)

NOTE: IF SIGNING FOR A TRUST, PARTNERSHIP OR CORPORATION, PLEASE INDICATE THE NAME OF SUCH ENTITY AND THE CAPACITY IN WHICH YOU ARE ACTING. IF EXECUTED BY A TRUST, A MAJORITY OF THE TRUSTEES; IF EXECUTED BY A PARTNERSHIP, A GENERAL PARTNER, OR IF EXECUTED BY A CORPORATION, A DULY AUTHORIZED OFFICER, SHOULD SIGN THIS SUBSCRIPTION AGREEMENT.

================================================================================
SALES AGENT

         Name of Broker-Dealer:
                                    --------------------------------------------

         Name of Registered Representative:
                                            ------------------------------------

================================================================================

ACCEPTED BY IPORUSSIA, INC.                   ACCEPTED BY THE UNDERWRITER
                                              INDICATED BY THE BOX CHECKED BELOW
                                              [ ] H.C.  WAINWRIGHT & CO., INC.
                                              [ ] WINDHAM SECURITIES, INC.

By:__________________________________         By:_______________________________

Date______________, 2004                      Date______________, 2004


Subscription Agreement                                               Page 3 of 3